EXHIBIT 99.6

AUGUST 21, 2003 INVESTOR FREQUENTLY ASKED QUESTIONS AND ANSWERS

FROM TIME TO TIME, INVESTOR RELATIONS WILL PROVIDE FAQS ON VARIOUS TOPICS OF INTEREST TO INVESTORS. THE FOLLOWING IS A COMPILATION OF FREQUENTLY ASKED QUESTIONS AND ANSWERS.

WHEN WILL THE VALUE ENHANCEMENT INITIATIVE (VEI) AND OTHER ACTIONS ANNOUNCED TODAY BE IMPLEMENTED? WHAT IS THE SCHEDULE?

These programs are effective immediately. Some actions will begin to have an immediate impact, (e.g. travel and entertainment expense reductions), while others will be rolled out over the coming days and weeks, (e.g. the U.S. Voluntary Early Retirement Program [VERP]). Savings are expected to begin flowing in 2004.

THE NEW CHAIRMAN AND CEO, FRED HASSAN, HAS SAID BEFORE THAT YOU CANNOT CUT A COMPANY TO GROWTH. DOES THIS ANNOUNCEMENT MEAN THERE HAS BEEN A CHANGE IN STRATEGY FROM THE PREVIOUSLY ANNOUNCED `FIX AND BUILD' STRATEGY?

The `fix and build' strategy for Schering-Plough has not changed. Cost savings and re-allocations of resources are essential to the `repair' phase of the Action Agenda in order to create a solid foundation for the `turnaround' phase and longer-term growth.

HOW CONFIDENT IS THE COMPANY THAT THESE ACTIONS WILL ACHIEVE THE $200 MILLION IN ANNUAL SAVINGS THAT THE COMPANY HAD PREVIOUSLY DISCLOSED?

The Company expects to exceed its previously stated goal of $200 million in annual savings over time as the Company transforms its business model. The Company anticipates a pre-tax charge of approximately $150 million in the 2003 fourth quarter related to the U.S. Voluntary Early Retirement Program. Additional charges may follow.

SOME FINANCIAL ANALYSTS HAVE NOTED THAT MORE COST SAVINGS ARE NEEDED. WILL THE COMPANY IMPLEMENT ADDITIONAL COST-CUTTING MEASURES?

The Company expects to exceed its previously stated goal of $200 million in annual savings. The Company has accelerated and intensified its financial assessments based on the completion of the CEO's 100-day, 360-degree review of the business. As Fred Hassan noted on the 2003 second quarter earnings conference call, "We will not shortchange our shareholders for the long term. We'll do the right thing. If we get opportunities that go beyond that number, we will go beyond that number." The Company is determined to transform Schering-Plough into a lean and efficient organization. Further cost-savings will be announced as opportunities are identified.

HOW MANY EMPLOYEES ARE EXPECTED TO PARTICIPATE IN THE U.S. VOLUNTARY EARLY RETIREMENT PROGRAM (VERP)?

Based on an eligible population of 2,900 U.S.-based employees, the Company anticipates a headcount reduction of 1,000 or more. The Company anticipates a pre-tax charge of approximately $150 million in the 2003 fourth quarter related to this program. This is the first phase of a global workforce reduction in all areas of the Company, excluding customer-contact personnel, employees dedicated to the fulfillment of the Company's consent decree obligation, and other business critical employees. Other phases will follow on a global basis.

IS THERE A MECHANISM FOR RETAINING `WOULD LIKE TO KEEP' EMPLOYEES OTHERWISE ELIGIBLE FOR THE VERP?

Yes, there are plans in place to retain critical employees.

WILL ADDITIONAL MEASURES BE IMPLEMENTED TO FURTHER REDUCE HEADCOUNT? WILL THERE BE INVOLUNTARY EMPLOYEE REDUCTIONS?

We will take necessary measures to reduce our costs, but we will not take actions that endanger our overall growth strategy. Today's announcement reflects the first phase of a global work force reduction program in all areas of the company, excluding customer-contact personnel, employees dedicated to the fulfillment of the Company's consent decree obligations and other business critical employees. If needed, we will implement further phases of headcount reductions on a global basis as we go forward. These will be targeted to support our growth strategy.

ARE ALL TOP AND SENIOR MANAGERS GIVING UP THEIR BONUSES AND PROFIT SHARING FOR THIS YEAR?

Bonuses for 2003 under the Company's standard plans have been eliminated. Fred Hassan has voluntarily given up an opportunity to earn an incentive as high as $2 million for achieving his personal objectives to implement the Company's Action Agenda. The targeted 15 percent profit sharing for all employees will have a zero payout for 2003.

IS FRED HASSAN'S INCENTIVE FOR HIS PERSONAL OBJECTIVES STATED IN HIS EMPLOYMENT CONTRACT?

No, it would be unusual for annual objectives to be specified in an employment contract. Fred Hassan's annual incentives were established by the Board of Directors.

THE COMPANY HAS SAID THAT THE EARNINGS PER SHARE (EPS) IN THE SECOND HALF OF 2003 ARE LIKELY TO BE LOWER THAN THE LEVEL REGISTERED IN THE FIRST HALF AND THAT EPS IN 2004 ARE LIKELY TO BE LOWER THAN THE EPS LEVEL FOR 2003. (ALL COMPARISONS EXCLUDE ANY POSSIBLE CHARGES FOR UNUSUAL ITEMS.)

WHAT ARE THE MAIN FACTORS BEHIND THIS CAUTIONARY OUTLOOK?

The second half of 2003 should benefit from increasing U.S. ZETIA alliance revenue comparisons. However, we expect this benefit to be more than offset by:

1) Difficult year-over-year comparisons due to declining U.S. market shares of key products including PEG-INTRON/REBETOL, CLARINEX/CLARITIN and NASONEX.

Note: The following chart is based upon IMS data and is being provided for trend-line information only. IMS data does not reflect all prescription channels (i.e. IMS data primarily includes retail, mail order and long-term prescription information).

                                       TRx Market Shares
Product                   Jul `02           Jan `03           Jul `03
-------                   -------           -------           -------
PEG-INTRON                 89.0%             86.4%            62.6%
REBETOL                    100.0%            98.8%            74.0%
CLARINEX/CLARITIN RX       39.4%             23.0%            15.1% a)
NASONEX                    24.2%             24.9%            22.2%


a) Based on IMS Information as of July '03 Actuals for the Total Defined Antihistamine Market. Total Defined Antihistamine Market includes CLARINEX, CLARINEX REDITAB, CLARITIN, CLARITIN REDITAB, CLARITIN-D12, CLARITIN-D24, AND CLARITIN Syrup.

Even if the Company succeeds in stabilizing the declining market share trends and ultimately increasing market shares, the comparison of the 2003 second half to the 2004 first half is difficult because of the declining market share trends during the 2003 first half. The recovery requires a two-step process. First, it involves actions to stabilize declining market share trends followed by actions to increase market share performance. This recovery process is expected to take some time and will not be a "quick fix."

2) The Company has launched a major effort, which it refers to as the Value Enhancement Initiative or VEI, to obtain better value from its expenditures across the organization. The Company is aggressively reviewing all aspects of its spending with a particular emphasis on reducing general and administrative (G&A) costs as well as improving its purchasing productivity. The Company has already identified opportunities for savings through the elimination of redundant spending, global operational efficiencies and personnel cost-containment measures. As a result of intensified and accelerated actions, the Company now expects to exceed the previously stated goal of $200 million in annual savings. The extra savings over this level will be needed in 2004 to fund the obligations related to ZETIA/simvastatin - especially in light of the recent approval of a new competitor in the competitive cholesterol-lowering market and the other very promising product development and promotional opportunities.

3) The loss of REBETOL exclusivity in the U.S. (2002 U.S. sales of $865 million) as well as the introduction of multiple private-label competitors for OTC CLARITIN after the 180-day period of exclusivity expires for the first OTC generic competitor - are expected to negatively impact 2003 and 2004 results.

4) In light of the declining prescription demand for key products, the Company is working to reduce U.S. trade inventories of certain products.

WHY IS THE COMPANY BEING IMPACTED BY NEGATIVE EPS AND CASH FLOW?

There are a number of different factors to consider:
FIRST, the U.S. patent exclusivity for prescription CLARITIN expired on December 19, 2002. Prescription CLARITIN had been a major contributor to the Company's U.S. sales and profits.

SECOND, to compensate for the massive gross profit loss due to the U.S. expiration of prescription CLARITIN, the Company reduced its sales force infrastructure in the 2002 third quarter and also reduced promotional expenses. While cost savings were generated by these expense reductions, they were more than offset by the gross profit losses resulting from the impact on market shares for many of the Company's products.

THIRD, the Company signed a consent decree with the FDA on May 17, 2002 and received FDA concurrence with its proposed cGMP Work Plan on May 14, 2003. The consent decree requires a massive effort to complete hundreds of milestones by December 2005. This is expected to result in a significant increase in manufacturing overhead costs at the same time that production volume in the affected plants is rapidly declining.

FOURTH, the Company is responding to investigations related to its U.S. sales, marketing and clinical trial practices. The scope, timing and resolution of these investigations cannot be estimated at this time. For further details see Schering-Plough's 2003 Second Quarter 10-Q filed with the Securities and Exchange Commission (SEC) on July 31, 2003.

FIFTH, the Company has a commitment to make significant strategic investments in ZETIA and the ZETIA/simvastatin combination product in order to achieve their market potential. The high level of competitive activity in the cholesterol-lowering market will require a substantial investment on our part.

WHEN WILL THE COMPANY PROVIDE GUIDANCE FOR 2003 AND 2004?

As reported in the August 21, 2003, Press Release, Hassan noted that, "Due to the downward slopes in sales and market share of key profit-generating products, that his new management team is addressing, earnings per share (EPS) in the second half of 2003 are likely to be lower than the level registered in the first half, and also EPS in 2004 are likely to be lower than the EPS level for 2003 (All comparisons exclude any possible charges for unusual items)." The Company will provide an earnings update after it gains better visibility into the many moving parts affecting its outlook.

WILL THE LAUNCH OF THE NEW COMPETITOR, CRESTOR, IN THE CHOLESTEROL LOWERING MARKET, IMPACT THE POTENTIAL FOR ZETIA AND THE ZETIA/SIMVASTATIN
COMBINATION PRODUCT?

The recent approval of a new competitor has significantly increased the `noise' level in the cholesterol-lowering market. This means that we must consider further investments in both ZETIA and the fixed combination product in order to compete effectively. The cholesterol-lowering market is large and growing - with room for many competing products.

WHEN WILL INVESTORS START TO SEE SOME EARLY SIGNS OF THE TURNAROUND PHASE OF THE ACTION AGENDA?

Right now, the Company is focusing on the first three phases of the Action
Agenda: stabilize, repair and then turnaround. It is expected that this will be an 18 to 24 month effort. Stemming the market share declines of our products is a big challenge.

WILL THE COMPANY CHANGE MANY OF ITS PEOPLE AS FRED HASSAN DID DURING THE PHARMACIA AND UPJOHN REPAIR AND TURNAROUND PHASES?

Every situation is different. In the case of Schering-Plough, significant changes have already been made - and there are more to come. Fred Hassan has said that through improvements in people, products and processes Schering-Plough will become a better performing company. It all starts with people. Schering-Plough has good people but we need to add selected talent to help the Company become better. Schering-Plough has been lucky to attract people from the former Pharmacia. These people had been hand picked as among the best in the industry, and who had worked as a team in achieving the successful global turnaround of P&U.

DO YOU PLAN TO TAKE A RESTRUCTURING CHARGE?

The Company anticipates a pre-tax charge of approximately $150 million in the 2003 fourth quarter related to the U.S. Voluntary Early Retirement Program. Additional charges may follow.

WHEN DO YOU EXPECT TO FILE THE ZETIA/SIMVASTATIN COMBINATION PRODUCT?

The ZETIA/simvastatin fixed combination tablet is in Phase III clinical trials, with an FDA filing targeted for late 2003.

WHEN DO YOU EXPECT APPROVAL FOR THE ZETIA/SIMVASTATIN COMBINATION PRODUCT?

We have not predicted the timing for approval of the ZETIA/simvastatin fixed combination tablet.

WHEN CAN INVESTORS EXPECT TO HEAR FROM MR. HASSAN AGAIN?

Schering-Plough will report its 2003 third quarter results in October. Mr. Hassan will lead the 2003 third quarter earnings conference call and will only comment on the Company's third quarter results. An analyst meeting in New York City is being planned for November 18, at which time Mr. Hassan will review the Company's prospects and provide further details of his strategy for future growth.

WILL THE COMPANY PROVIDE 2003 GUIDANCE ON THE THIRD QUARTER EARNINGS CONFERENCE CALL?

As reported in the August 21, 2003 Press Release, Hassan noted that, "Due to the downward slopes in sales and market share of key profit-generating products, that his new management team is addressing, earnings per share (EPS) in the second half of 2003 are likely to be lower than the level registered in the first half, and also EPS in 2004 are likely to be lower than the EPS level for 2003 (All comparisons exclude any possible charges for unusual items)." The Company will provide an earnings update after it gains better visibility into the many moving parts affecting its outlook.

IS THERE A WAY TO SAVE MORE MONEY AND IMPROVE THE COMPANY'S PROFIT OUTLOOK?

Aggressive cost-containment and cost-cutting measures are being made in order to stabilize the Company and to create the foundation on which the Company can begin to build growth. Mr. Hassan noted that the Company has "positive growth potential" ahead and he believes that the Company can be turned around. With ZETIA and the ZETIA/simvastatin combination product, there is an attractive long-term opportunity that requires adequate funding. Another positive finding from the review of the business is some potentially exciting research projects including early stage projects in HIV, cancer and other areas. In order to maximize the value of these projects, the Company will be making additional, prudent investments.

NOW THAT SCHERING-PLOUGH IS NO LONGER SELLING PRESCRIPTION CLARITIN, WHY NOT CUT THE SALES FORCE?

This has already been tried - and it turned out counter productive to longer-term shareholder value. The Company reduced its sales force infrastructure in the 2002 third quarter and also reduced promotional expenses. While cost-savings were generated by these expense reductions, they were more than offset by the gross profit losses resulting from the impact on market shares for many of the Company's products.

IS THE COMPANY PLANNING TO GLOBALIZE AND RATIONALIZE ITS SUPPLY CHAIN - ASSUMING IT MEETS THE OBLIGATIONS UNDER THE CONSENT DECREE?

Yes. Improvement in manufacturing productivity will become easier once the Company has successfully completed the requirements under the consent decree. The Company will, however, remain committed to a high standard of Business Integrity, Quality and Compliance.

WHY DID MR. HASSAN TAKE THIS JOB?

Mr. Hassan is energized by the challenges and even though the level of challenges may be more apparent, he remains confident that the Company can ultimately be turned around.

WHY HAS THE COMPANY DECIDED TO REDUCE THE QUARTERLY DIVIDEND NOW? HAVE YOU RUN OUT OF OTHER OPTIONS LIKE BORROWING OR REPATRIATING OFF-SHORE CASH?

The previous dividend level is not realistic given the Company's reduced revenues, the prudent desire to conserve cash for previously disclosed regulatory and legal issues and the need to invest for future growth.

WHY IS THE COMPANY REDUCING THE QUARTERLY DIVIDEND WHEN IT HAS IN EXCESS OF $4 BILLION IN CASH ON THE BALANCE SHEET AND GIVEN THE FAVORABLE TAX STATUS OF DIVIDENDS IN THE UNITED STATES?

The previous dividend level is not realistic given the Company's reduced revenues, the prudent desire to conserve cash for previously disclosed regulatory and legal issues and the need to invest for future growth. Substantially all cash and cash equivalents and short-term investments are held by wholly-owned, foreign-based subsidiaries. For further details on liquidity and financial resources, see Schering-Plough's 2003 Second Quarter 10-Q filed with the SEC on July 31, 2003.

When the Company believes that the time is appropriate, the dividend will be increased.

HAS THE COMPANY ALREADY DONE ALL THE COST-CUTTING INTERNALLY THAT CAN BE DONE? IF NOT, WHY IS IT REDUCING THE DIVIDEND BEFORE IT COMPLETES ITS INTERNAL EXPENSE CONTROLS?

Dividends are customarily a small part of long-term shareholder returns. We have outlined a number of cost-cutting initiatives in today's press release. The key cost-cutting actions that are being implemented immediately include: elimination of the Company's standard bonuses for 2003, suspension of the profit sharing plan for all employees, freezes on merit increases, implementation of a reduction in the work force (including the U.S. Voluntary Early Retirement program announced today), elimination of executive privileges, tight controls on new hires and major cutbacks in travel costs, meeting costs and general expenses.

WHY HASN'T THE COMPANY ISSUED ANY SECURITIES UNDER ITS $2 BILLION SHELF REGISTRATION?

The Company intends to issue securities under the $2 billion shelf registration when appropriate.

WHEN WAS THE LAST TIME THAT SCHERING-PLOUGH REDUCED ITS QUARTERLY DIVIDEND?

The Company's records on the dividend dating back to 1971 do not reflect any reductions in the dividend.

WHO DECIDED TO REDUCE THE DIVIDEND? WAS IT THE BOARD OF DIRECTORS OR THE NEW CHAIRMAN AND CEO, FRED HASSAN?

Upon the hiring of the new chairman and CEO, Fred Hassan, the Board of Directors requested that Fred Hassan make a "three hundred and sixty degree review" of the Company including its finances and the dividend. Based on this review, the Board of Directors determined to make the change in the dividend policy.

IS THE BUSINESS AT SCHERING-PLOUGH WORSE THAN MR. HASSAN EXPECTED WHEN HE JOINED THE COMPANY? GIVEN THE STATE OF THE BUSINESS NOW, IS FRED HASSAN GOING STAY?

Mr. Hassan is energized by the challenges and even though the level of challenges may be more apparent, he remains confident that the Company can ultimately be turned around.

IS THIS DIVIDEND REDUCTION AN INDICATION THAT THE FUTURE OF THE COMPANY IS BLEAK? IS THERE ANYTHING TO LOOK FORWARD TO?

The aggressive cost-containment and cost-cutting measures are being made in order to stabilize the Company and to create the foundation on which the Company can begin to build growth. Mr. Hassan noted that the Company has "positive growth potential" ahead and he believes that it can be turned around. With ZETIA and the ZETIA/simvastatin combination product, there is an attractive long-term opportunity that requires adequate funding. Another positive finding from the review of the business is some potentially exciting R&D projects including early stage projects in HIV, cancer and and other areas. In order to maximize the value of these projects, the Company will be making additional, prudent investments. When the Company believes that the time is appropriate, the dividend will be increased.

WILL THE CURRENT DIVIDEND PAYMENT EVER BE RESTORED?

The Company is not forecasting future dividend payments. However, when the Company believes that the time is appropriate, the dividend will be increased.

WHY DID THE COMPANY  HAVE TO REDUCE THE DIVIDEND BY SO MUCH?

The previous dividend level is not realistic given the Company's reduced revenues, the prudent desire to conserve cash for the previously disclosed regulatory and legal issues and the need to invest for future growth.

IN THE 2003 SECOND QUARTER EARNINGS CONFERENCE CALL, FRED HASSAN NOTED IN AN ANSWER TO A QUESTION ABOUT THE DIVIDEND THAT THE COMPANY HAS A STRONG BALANCE SHEET. IS THAT NO LONGER TRUE? IF THE COMPANY STILL HAS A STRONG BALANCE SHEET, WHY DID IT REDUCE THE DIVIDEND.

The Company still has a strong balance sheet. The previous dividend level is not realistic given the Company's reduced revenues, the prudent desire to conserve cash for the previously disclosed regulatory and legal issues and the need to invest for future growth.

WHAT IS THE CURRENT PAYOUT RATIO BASED ON PROJECTED 2003 AND 2004 EARNINGS?

The Company has not provided numerical earnings guidance for 2003 and 2004.

IN ADDITION TO THE DIVIDEND BEING REDUCED, WHAT OTHER COST-SAVING INITIATIVES ARE BEING IMPLEMENTED AND WHAT WILL BE THE COST SAVINGS?

The key cost-cutting actions that are being implemented immediately include: elimination of the Company's standard bonuses for 2003, zero payout of the profit sharing plan for all employees, freezes on merit increases, implementation of a reduction in the work force (including the Voluntary Early Retirement Program announced today), elimination of executive privileges, tight controls on new hires and major cutbacks in travel costs, meeting costs and general expenses. Fred Hassan has voluntarily given up an opportunity to earn an incentive as high as $2 million for achieving his personal objectives to implement the Company's Action Agenda.

WHAT IS THE COMPANY PLANNING TO DO WITH THE CASH IT IS SAVING FROM REDUCING THE DIVIDEND? IS THE COMPANY PLANNING TO DO AN ACQUISITION?

The aggressive cost-containment and cost-cutting measures are being made in order to stabilize the Company and to create the foundation on which the Company can begin to build growth. Mr. Hassan noted that the Company has "positive growth potential" ahead and he believes that it can be turned around. With ZETIA and the ZETIA/simvastatin combination product, there is an attractive long-term opportunity that requires adequate funding. Another positive finding from the review of the business is some potentially exciting R&D projects including early stage projects in HIV, cancer and other areas. In order to maximize the value of these projects, the Company will be making additional, prudent investments.

WHY DIDN'T THE COMPANY JUST SELL THE ANIMAL HEALTH OR CONSUMER HEALTH CARE BUSINESSES INSTEAD? ARE THERE OTHER ASSETS THAT COULD HAVE BEEN SOLD?

There is good business logic for maintaining the Animal Health and Consumer health Care businesses. However, the Company will always evaluate good opportunities for accretive or strategic divestitures.

IS THE COMPANY STILL GOING TO PAY THE PREVIOUSLY ANNOUNCED THIRD QUARTER DIVIDEND WHICH IS PAYABLE ON AUGUST 26, 2003?

The regular quarterly dividend of 17 cents per common share announced on June 24, 2003, will be made on August 26, 2003, to shareholders of record at the close of business on August 1, 2003.

IS IT FAIR TO EXEMPT SOME EMPLOYEES FROM THE ZERO PAYOUT ON BONUSES?

It is the right thing to do for the Company's business and long-term growth plans. The Company must sustain our revenues to survive and grow. Also the Company must assure continued strong progress on our business integrity and compliance actions. Where incentives are essential to this, the Company will maintain them but it will be on a highly targeted basis.

WITH THE IMPLEMENTATION OF THE U.S. VOLUNTARY EARLY RETIREMENT PROGRAM, WILL THE COMPANY LOSE SOME OF ITS BEST PEOPLE?

The Company will identify and keep people that it believes should be retained from this group for competitive reasons.



DISCLOSURE NOTICE
CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS (CAUTIONARY STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995).

These Frequently Asked Questions may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

In particular, forward-looking statements include statements relating to future actions, prospective products, the status of product approvals, future performance or results of current and anticipated products, sales efforts, development programs, expenses and our programs to reduce expenses, the number of employees accepting Schering-Plough's planned voluntary early retirement program and the cost of and savings from that program, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. Schering-Plough does not assume the obligation to update any forward-looking statement.

YOU SHOULD CAREFULLY CONSIDER ANY FORWARD-LOOKING STATEMENT AND SHOULD UNDERSTAND THAT MANY FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER FROM SCHERING-PLOUGH'S FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE INACCURATE ASSUMPTIONS AND A BROAD VARIETY OF OTHER RISKS AND UNCERTAINTIES, INCLUDING SOME THAT ARE KNOWN AND SOME THAT ARE NOT.

FOR FURTHER DETAILS AND A DISCUSSION OF THESE AND OTHER RISKS AND UNCERTAINTIES, SEE SCHERING-PLOUGH'S SECURITIES AND EXCHANGE COMMISSION (SEC) FILINGS, INCLUDING SCHERING-PLOUGH'S 2003 SECOND QUARTER 10-Q FILED WITH THE COMMISSION ON JULY 31, 2003, THE 8-K FILED AUGUST 21, 2003 AND FUTURE SEC FILINGS.